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Exhibit 99(a)

NOISE CANCELLATION TECHNOLOGIES, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEETS

                                        (In millions of dollars)
                                                      Unaudited
                                       December 31,    April 14,
                                       ---------------------------
               ASSETS                     1996           1997
                                       -------------  ------------
Current assets:
     Cash and cash equivalents           $  0.4         $  1.0
     Accounts receivable, net               0.5            3.2
     Other current assets                   1.1            1.3
                                       -------------  ------------
           Total current assets          $  2.0         $  5.5

Property and equipment, net                 2.1            1.9
Other assets                                1.9            1.8
                                       -------------  ------------
                                         $  5.9         $  9.2
                                       =============  ============

   LIABILITIES AND STOCKHOLDERS'
               EQUITY
Current liabilities:
     Accounts payable & accrued
     expenses                            $  3.3         $  2.8
                                       -------------  ------------
          Total current liabilities      $  3.3         $  2.8
                                       -------------  ------------

Long term obligations                         -            2.0
                                       -------------  ------------
          Total other liabilities        $    -         $  2.0
                                       -------------  ------------

                                       -------------  ------------
Net stockholders' equity                 $  2.6         $  4.4
                                       -------------  ------------
                                         $  5.9         $  9.2
                                       =============  ============

Note: The Summary Consolidated Balance Sheets presented above have been prepared for the purpose of demonstrating that the Company meets the requirements for continued listing on the NASDAQ National Market System, and do not include the disclosures that would usually be presented with such financial statements.